Exhibit 3.64

ARTICLES OF INCORPORATION

OF

SWP Acquisition, Inc.

*****

FIRST: That the name of the corporation is

SWP Acquisition, Inc.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name of this corporation’s initial agent for service of process in the State of California is:

C T CORPORATION SYSTEM

FOURTH: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is one thousand (1,000) of the par value of One Dollar ($1.00) each.

FIFTH: In the event that any authorized but unissued stock is to be issued, or any new class of stock shall be created, or the authorized number of shares of any class shall be increased, or any bonds, notes, debentures, or other securities, convertible into stock, are to be issued, the holders of shares of the corporation, outstanding at the time such authorized but unissued stock, such new class of stock, or such increase is offered for subscription. or such bonds, notes, debentures, or other securities, convertible into stock, are offered for sale, shall have the right to subscribe for the shares of such authorized but unissued stock, the shares of such new class of stock, the shares of such increased stock, or to buy such bonds, notes, debentures, or other securities, convertible into stock, before the same is offered for public subscription or sale, in proportion to the number of shares owned respectively by each of the holders of such stock.

IN WITNESS WHEREOF, the undersigned has executed these Articles this 4th day of November, 1992.

/s/ V.S. Alfano
V. S. Alfano

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF SOUTHWEST POWER, INC.

Pursuant to the provisions of Chapter 9 of the California General Corporation Law, the undersigned hereby certifies that she is the duly elected and incumbent President and Secretary of SWP Acquisition, Inc., a California corporation (the “Corporation”), and further certifies to the following:

1. The Fourth Article of the Articles of Incorporation of the Corporation shall be amended to read as follows:

“FOURTH: That the total number of shares which this corporation is authorized to issue is twenty-five thousand (25.000) of no par value.

2. The amendment has been approved by the Board of Directors of the Corporation by Consent of the Sole Director dated effective the date hereof.

3. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I hereby declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE: March 15, 1996.

/s/ Donna P. Furber
Donna P. Furber
President and Secretary

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF SWP ACQUISITION, INC.

Pursuant to the provisions of Chapter 9 of the California General Corporation Law, the undersigned hereby certifies that she is the duly elected and incumbent President and Secretary of SWP Acquisition, Inc., a California corporation (the “Corporation”), and further certifies to the following:

1. The First Article of the Articles of Incorporation of the Corporation shall be amended to read as follows:

“FIRST: That the name of the corporation is

Southwest Power, Inc.”

2. The amendment has been approved by the Board of Directors of the Corporation by Consent of the Sole Director dated effective the date hereof.

3. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

I hereby declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE: December 7 , 1992.

/s/ Donna P. Furber
Donna P. Furber
President and Secretary